Exhibit 99.1

Analog Devices Reports Fourth Quarter and Fiscal Year 2015 Results

Revenue and non-GAAP EPS exceed high end of guidance range, ADI repurchases $112 million of its stock

NORWOOD, Mass.--(BUSINESS WIRE)--November 24, 2015--Analog Devices, Inc. (NASDAQ: ADI), a global leader in high-performance semiconductors for signal processing applications, today announced financial results for its fourth quarter and fiscal year 2015, which ended October 31, 2015.

“We had another record quarter with revenue and earnings that exceeded the high end of our guidance range,” said Vincent Roche, President and CEO. “Our strategy to leverage technology platforms that sense, measure, and connect real-world phenomena across a diversity of applications once again produced excellent results, as we continue to deliver solid returns on our investments as evidenced in our growth in revenues, profits, and cash flows.”

“After a very strong fourth quarter, we are planning for revenue in the seasonally slower first quarter to be in the range of $805 million to $855 million, which would represent the 9th consecutive quarter of year-over-year revenue growth for ADI.”

ADI also announced that the Board of Directors has declared a cash dividend of $0.40 per outstanding share of common stock. The dividend will be paid on December 15, 2015 to all shareholders of record at the close of business on December 4, 2015.

For additional information please visit investor.analog.com.

Results for the Fourth Quarter of Fiscal Year 2015

  Revenue totaled $979 million, up 13% sequentially, and up 20% year-over-year
  GAAP gross margin of 65.6% of revenue; Non-GAAP gross margin of 65.7% of revenue
  GAAP operating margin of 11.1% of revenue; Non-GAAP operating margin of 35.9% of revenue
  GAAP diluted EPS of $0.30; Non-GAAP diluted EPS of $1.03

Results for Fiscal Year 2015

  Revenue totaled $3.4 billion, up 20% year-over-year
  GAAP gross margin of 65.8% of revenue; Non-GAAP gross margin of 66.0% of revenue
  GAAP operating margin of 24.2% of revenue; Non-GAAP operating margin of 33.9% of revenue
  GAAP diluted EPS of $2.20 per share; Non-GAAP diluted EPS of $3.17 per share
  Free Cash Flow of $754 million; or 22% of revenue
  Share repurchases and dividend payments to shareholders totaled $718 million

Please refer to the schedules provided for a summary of revenue and earnings, selected balance sheet information, and the cash flow statement for the fourth quarter and fiscal year 2015, as well as the immediately prior and year-ago quarters. Additional information on revenue by end market is provided on Schedule D. A more complete table covering prior periods is available at investor.analog.com.

Outlook for the First Quarter of Fiscal Year 2016
The following statements are based on current expectations, and as indicated, are presented on a GAAP and non-GAAP basis. These statements are forward-looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

	GAAP	Non-GAAP Adjustments	Non-GAAP
Revenue	$805 to $855 million	-	$805 to $855 million
Gross Margin	approx. 64.3%	$1.4 million (1)	approx. 64.5%
Operating Expenses	$292 million to $297 million	$17.5 million (1)	$274 million to $279 million
Interest & Other Expense	$5.0 million	-	$5.0 million
Tax Rate	approx. 15%	-	approx. 14%
Earnings per Share	$0.59 to $0.67	$0.06 (2)	$0.65 to $0.73

1. Reflects estimated adjustments for amortization of purchased intangible assets and depreciation of step up value on purchased fixed assets.

2. Represents estimated impact of expenses associated with non-GAAP adjustments on a per share basis.

Conference Call Scheduled for Today, Tuesday, November 24, 2015 at 10:00 am ET
ADI will host a conference call to discuss the fourth quarter and fiscal 2015 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 51821768, or by visiting investor.analog.com.

Non-GAAP Financial Information
This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Schedule E of this press release provides the reconciliation of the Company’s historical non-GAAP revenue and earnings measures to its GAAP measures.

Management uses non-GAAP measures to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also believes that the presentation of these non-GAAP items is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business.

The following item is excluded from our non-GAAP revenue:

Hittite Operations: The results of operation of Hittite from July 22, 2014 through August 2, 2014 have been excluded from our non-GAAP measures because they are not reflective of ongoing operating results.

The following items are excluded from our non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Hittite Operations: The results of operation of Hittite from July 22, 2014 through August 2, 2014 have been excluded from our non-GAAP measures because they are not reflective of ongoing operating results.

Acquisition-Related Expenses: Expenses incurred in fiscal 2015 and fiscal 2014 as a result of the Hittite acquisition primarily include: severance payments, expense associated with the fair value adjustments to inventory and property, plant and equipment; and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

Stock-Based Compensation Expense: In the first quarter of fiscal 2015, the Company recorded $3.0 million of stock-based compensation expense for one of its former executive officers due to the accelerated vesting of restricted stock units and a reduction in the requisite service period for stock options in accordance with the terms of the applicable agreements. In addition, in the first quarter of fiscal 2015, the Company recorded $1.3 million of stock-based compensation expense due to the accelerated vesting of restricted stock units and stock options in conjunction with the restructuring charge recorded in the fourth quarter of fiscal 2014. In the fourth quarter of 2014, the Company canceled certain stock awards in conjunction with the restructuring charge which resulted in the recognition of income from stock-based compensation expense recorded in prior periods for these awards. These stock-based compensation expenses and income and the related tax effect have no direct correlation to the operation of our business in the future.

The following items are excluded from our non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Other Operating Expense: Costs incurred as a result of the conversion of the benefits provided to participants in the Company’s Irish defined benefit pension plan to benefits provided under the Company’s Irish defined contribution plan including settlement charges, legal, accounting and other professional fees. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

Acquisition-Related Transaction Costs: Costs incurred as a result of the Hittite acquisition in fiscal 2015 and fiscal 2014 including legal, accounting and other professional fees directly related to the Hittite acquisition. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

Restructuring-Related Expenses: These expenses are incurred in connection with facility closures, consolidation of manufacturing facilities, severance, and other cost reduction efforts. Apart from ongoing expense savings as a result of such items, these expenses and the related tax effects have no direct correlation to the operation of our business in the future.

The following items are excluded from our non-GAAP other expense and non-GAAP diluted earnings per share:

Acquisition-Related Debt Costs: The Company incurred debt financing costs and interest expense during the third and fourth quarters of fiscal 2014 on its 90-day term loan facility used to finance the Hittite acquisition. We excluded these costs from our non-GAAP measures because they are not reflective of our ongoing financial performance.

The following item is excluded from our non-GAAP diluted earnings per share:

Tax-Related Items: Tax adjustments in fiscal 2015 and fiscal 2014 associated with the Hittite acquisition-related expenses and transaction costs. In addition, in the fourth quarter of 2015, the Company recorded a $13.0 million tax benefit as a result of the reversal of prior period tax liabilities. Also, in the first quarter of 2015, the Company recorded a $7.0 million tax benefit related to the reinstatement of the R&D tax credit in December 2014, retroactive to January 1, 2014. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

Schedule F of this press release provides the reconciliation of the Company’s historical adjusted cash flow measures to its cash flow measures.

Management uses adjusted free cash flow to measure the liquidity of its continuing operations and evaluate the Company’s operating cash performance against past periods. Free cash flow is defined as cash provided by (used in) operating activities less capital expenditures. Adjusted free cash flow is defined by the Company as free cash flow adjusted for payments (refunds) that are not reflective of our ongoing operating cash performance. Management believes that the presentation of this adjusted financial measure is useful to investors this quarter because it provides investors with the operating cash flow results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s liquidity from continuing operations.

The following item is excluded from our fourth quarter and fiscal 2015 adjusted free cash flow and adjusted free cash flow margin:

Pension Conversion Payments: Costs incurred as a result of the conversion of the benefits provided to participants in the Company’s Irish defined benefit pension plan to benefits provided under the Company’s Irish defined contribution plan including settlement charges, legal, accounting, tax and other professional fees. We excluded these costs from our adjusted financial measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

Analog Devices believes that these non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. In addition, our non-GAAP measures may not be comparable to the non-GAAP measures reported by other companies. The Company’s use of non-GAAP measures, and the underlying methodology when excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods.

Investors should consider our non-GAAP financial measures in conjunction with the corresponding GAAP measures.

About Analog Devices
Analog Devices designs and manufactures semiconductor products and solutions. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure and connect. Visit http://www.analog.com

This release may be deemed to contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, our statements regarding expected revenue, earnings per share, gross margin, operating expenses, interest and other expense, tax rate, and other financial results, expected operating leverage, production and inventory levels, expected market trends, and expected customer demand and order rates for our products, that are based on our current expectations, beliefs, assumptions, estimates, forecasts, and projections about our business and the industry and markets in which Analog Devices operates. The statements contained in this release are not guarantees of future performance, are inherently uncertain, involve certain risks, uncertainties, and assumptions that are difficult to predict, and do not give effect to the potential impact of any mergers, acquisitions, divestitures, or business combinations that may be announced or closed after the date hereof. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing Analog Devices’ expectations or beliefs as of any date subsequent to the date of this press release. We do not undertake any obligation to update forward-looking statements made by us. Important factors that may affect future operating results include: any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix, our ability to successfully integrate acquired businesses and technologies, adverse results in litigation matters, and other risk factors described in our most recent filings with the Securities and Exchange Commission. Our results of operations for the periods presented in this release are not necessarily indicative of our operating results for any future periods. Any projections in this release are based on limited information currently available to Analog Devices, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, as we will only provide guidance at certain points during the year. Such information speaks only as of the original issuance date of this release.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

Analog Devices, Fourth Quarter, Fiscal 2015

Schedule A
Revenue and Earnings Summary (Unaudited)
(In thousands, except per-share amounts)

	Three Months Ended			Twelve Months Ended
	4Q 15	3Q 15	4Q 14	FY 15	FY 14

	Oct. 31, 2015	Aug. 1, 2015	Nov.1, 2014	Oct. 31, 2015	Nov. 1, 2014
Revenue	$978,722	$863,365	$814,247	$3,435,092	$2,864,773
Year-to-year change	20%	19%	20%	20%	9%
Quarter-to-quarter change	13%	5%	12%
Cost of sales (1)	336,926	294,328	328,210	1,175,830	1,034,585
Gross margin	641,796	569,037	486,037	2,259,262	1,830,188
Gross margin percentage	65.6%	65.9%	59.7%	65.8%	63.9%
Year-to-year change (basis points)	590	50	-590	190	-40
Quarter-to-quarter change (basis points)	-30	-50	-570
Operating expenses:
R&D (1)	170,736	160,784	154,797	637,459	559,686
Selling, marketing and G&A (1)	121,400	120,030	121,424	478,972	454,676
Amortization of intangibles	17,358	22,954	25,250	88,318	26,020
Special charges	-	-	34,637	-	37,322
Other operating expense	223,672	-	-	223,672	-
Total operating expenses	533,166	303,768	336,108	1,428,421	1,077,704
Total operating expenses percentage	54.5%	35.2%	41.3%	41.6%	37.6%
Year-to-year change (basis points)	1320	-240	520	400	190
Quarter-to-quarter change (basis points)	1930	-80	370
Operating income	108,630	265,269	149,929	830,841	752,484
Operating income percentage	11.1%	30.7%	18.4%	24.2%	26.3%
Year-to-year change (basis points)	-730	290	-1,110	-210	-230
Quarter-to-quarter change (basis points)	-1960	40	-940
Other expense	3,953	5,791	11,231	20,727	23,139
Income before income tax	104,677	259,478	138,698	810,114	729,345
Provision for income taxes	8,372	43,000	30,003	113,236	100,025
Tax rate percentage	8.0%	16.6%	21.6%	14.0%	13.7%
Net income	$96,305	$216,478	$108,695	$696,878	$629,320

Shares used for EPS - basic	312,829	313,877	312,815	312,660	313,195
Shares used for EPS - diluted	316,571	318,187	316,868	316,872	318,027

Earnings per share - basic	$0.31	$0.69	$0.35	$2.23	$2.01
Earnings per share - diluted	$0.30	$0.68	$0.34	$2.20	$1.98

Dividends paid per share	$0.40	$0.40	$0.37	$1.57	$1.45

(1) Includes stock-based compensation expense as follows:
Cost of sales	$2,188	$2,196	$2,371	$8,983	$7,069
R&D	$6,487	$6,839	$6,155	$26,617	$20,707
Selling, marketing and G&A	$7,408	$7,329	$6,867	$33,319	$23,036

Analog Devices, Fourth Quarter, Fiscal 2015

Schedule B
Selected Balance Sheet Information (Unaudited)
(In thousands)

	4Q 15	3Q 15	4Q 14
	Oct. 31, 2015	Aug. 1, 2015	Nov. 1, 2014
Cash & short-term investments	$3,028,928	$3,099,961	$2,866,468
Accounts receivable, net	466,527	451,511	396,605
Inventories (1)	412,314	424,475	367,927
Other current assets	171,779	173,945	180,886
Total current assets	4,079,548	4,149,892	3,811,886
PP&E, net	644,110	631,269	622,422
Investments	41,235	40,324	34,507
Goodwill	1,636,526	1,640,381	1,642,438
Intangible assets, net	583,517	601,882	671,402
Other	77,242	70,953	77,035
Total assets	$7,062,178	$7,134,701	$6,859,690

Deferred income on shipments to distributors, net	$300,087	$307,265	$278,435
Other current liabilities	438,904	375,753	430,621
Debt, current	374,839	374,752	-
Long-term debt	498,497	498,448	872,789
Non-current liabilities	376,892	513,322	519,948
Shareholders' equity	5,072,959	5,065,161	4,757,897
Total liabilities & equity	$7,062,178	$7,134,701	$6,859,690

(1) Includes $2,923, $2,935, and $3,291 related to stock-based compensation in 4Q15, 3Q15, and 4Q14, respectively.

Analog Devices, Fourth Quarter, Fiscal 2015

Schedule C
Cash Flow Statement (Unaudited)
(In thousands)

	Three Months Ended			Twelve Months Ended
	4Q 15	3Q 15	4Q 14	FY 15	FY 14
	Oct. 31, 2015	Aug. 1, 2015	Nov. 1, 2014	Oct. 31, 2015	Nov. 1, 2014
Cash flows from operating activities:
Net Income	$96,305	$216,478	$108,695	$696,878	$629,320
Adjustments to reconcile net income
to net cash provided by operations:
Depreciation	32,688	33,650	30,917	130,147	114,064
Amortization of intangibles	18,302	23,898	26,186	92,093	27,906
Stock-based compensation expense	16,083	16,364	15,393	68,919	50,812
Other non-cash activity	(2,428)	3,827	600	6,974	4,423
Excess tax benefit - stock options	(2,895)	(6,373)	(882)	(25,045)	(22,231)
Deferred income taxes	(25,650)	(17,168)	(69,406)	(52,214)	(77,711)
Changes in operating assets and liabilities	65,570	(73,537)	150,760	(9,954)	145,019
Total adjustments	101,670	(19,339)	153,568	210,920	242,282
Net cash provided by operating activities	197,975	197,139	262,263	907,798	871,602
Percent of revenue	20.2%	22.8%	32.2%	26.4%	30.4%

Cash flows from investing activities:
Purchases of short-term available-for-sale investments	(1,808,202)	(1,403,600)	(1,946,144)	(6,083,999)	(7,485,162)
Maturities of short-term available-for-sale investments	2,045,945	1,083,474	1,507,940	4,984,980	7,318,877
Sales of short-term available-for-sale investments	159,546	215,998	487,259	1,251,194	2,187,389
Additions to property, plant and equipment	(45,807)	(35,164)	(43,417)	(153,960)	(177,913)
Payments for acquisitions, net of cash acquired	-	(6,947)	(2,183)	(7,065)	(1,945,887)
Change in other assets	1,102	(1,180)	(2,633)	(8,275)	(12,055)
Net cash provided by (used for) investing activities	352,584	(147,419)	822	(17,125)	(114,751)

Cash flows from financing activities:
Proceeds from debt	-	-	-	-	1,995,398
Term loan repayments	-	-	(1,995,398)	-	(1,995,398)
Dividend payments to shareholders	(125,582)	(125,511)	(116,308)	(491,059)	(454,225)
Repurchase of common stock	(111,702)	(31,340)	(187,375)	(226,953)	(356,346)
Proceeds from employee stock plans	7,760	19,988	21,533	122,631	200,114
Excess tax benefit - stock options	2,895	6,373	882	25,045	22,231
Contingent consideration payment	-	(1,767)	-	(1,767)	(3,576)
Change in other financing activities	3,724	4,327	(1,178)	500	15,192
Net cash used for financing activities	(222,905)	(127,930)	(2,277,844)	(571,603)	(576,610)
Effect of exchange rate changes on cash	(798)	(509)	(1,449)	(3,950)	(3,097)

Net increase (decrease) in cash and cash equivalents	326,856	(78,719)	(2,016,208)	315,120	177,144
Cash and cash equivalents at beginning of period	557,497	636,216	2,585,441	569,233	392,089
Cash and cash equivalents at end of period	$884,353	$557,497	$569,233	$884,353	$569,233

Analog Devices, Fourth Quarter, Fiscal 2015

Schedule D
Revenue Trends by End Market (Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated.  As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods.  Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market. The results below are inclusive of the Hittite acquisition from the acquisition date, July 22, 2014.

	Three Months Ended
	Oct. 31, 2015				Aug. 1, 2015	Nov. 1, 2014
	Revenue	% *	Q/Q %	Y/Y %	Revenue	Revenue
Industrial	$369,387	38%	-4%	-2%	$383,946	$375,704
Automotive	132,188	14%	1%	-2%	130,258	134,947
Consumer	317,376	32%	53%	234%	206,818	94,904
Communications	159,771	16%	12%	-23%	142,343	208,692
Total Revenue	$978,722	100%	13%	20%	$863,365	$814,247

	Twelve Months Ended
	Oct. 31, 2015					Nov. 1, 2014
	Revenue	%	Y/Y %			Revenue
Industrial	$1,496,198	44%	11%			$1,343,255
Automotive	526,124	15%	0%			525,712
Consumer	729,965	21%	123%			327,223
Communications	682,805	20%	2%			668,583
Total Revenue	$3,435,092	100%	20%			$2,864,773

Analog Devices, Fourth Quarter, Fiscal 2015

Schedule E
Reconciliation from GAAP to Non-GAAP Revenue and Earnings Measures (In thousands, except per-share amounts) (Unaudited)
See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	4Q 15	3Q 15	4Q 14	FY 15	FY 14
	Oct. 31, 2015	Aug. 1, 2015	Nov. 1, 2014	Oct. 31, 2015	Nov. 1, 2014

GAAP Revenue	$978,722	$863,365	$814,247	$3,435,092	$2,864,773
Y/Y Revenue growth %				20%	9%
Q/Q Revenue growth %	13%	5%	12%
Hittite Operations	-	-	-	-	(5,392)
Non-GAAP Revenue	$978,722	$863,365	$814,247	$3,435,092	$2,859,381
Y/Y Revenue growth %				20%	9%
Q/Q Revenue growth %	13%	5%	13%

GAAP Gross Margin	$641,796	$569,037	$486,037	$2,259,262	$1,830,188
Gross Margin Percentage	65.6%	65.9%	59.7%	65.8%	63.9%
Hittite Operations	-	-	-		(3,015)
Acquisition-Related Expenses	1,399	1,307	54,388	7,199	61,225
Stock-Based Compensation Expense	-	-	(113)	113	(113)
Non-GAAP Gross Margin	$643,195	$570,344	$540,312	$2,266,574	$1,888,285
Gross Margin Percentage	65.7%	66.1%	66.4%	66.0%	66.0%

GAAP Operating Expenses	$533,166	$303,768	$336,108	$1,428,421	$1,077,704
Percent of Revenue	54.5%	35.2%	41.3%	41.6%	37.6%
Other Operating Expense	(223,672)	-	-	(223,672)	-
Hittite Operations	-	-	-	-	(2,033)
Acquisition-Related Expenses	(17,682)	(23,490)	(27,166)	(89,738)	(32,450)
Acquisition-Related Transaction Costs	-	(5,139)	(5,987)	(10,016)	(27,110)
Restructuring-Related Expense	-	-	(34,637)	-	(37,322)
Stock-Based Compensation Expense	-	-	1,302	(4,164)	1,302
Non-GAAP Operating Expenses	$291,812	$275,139	$269,620	$1,100,831	$980,091
Percent of Revenue	29.8%	31.9%	33.1%	32.0%	34.3%

GAAP Operating Income/Margin	$108,630	$265,269	$149,929	$830,841	$752,484
Percent of Revenue	11.1%	30.7%	18.4%	24.2%	26.3%
Other Operating Expense	223,672	-	-	223,672	-
Hittite Operations	-	-	-	-	(982)
Acquisition-Related Expenses	19,081	24,797	81,554	96,937	93,675
Acquisition-Related Transaction Costs	-	5,139	5,987	10,016	27,110
Restructuring-Related Expense	-	-	34,637	-	37,322
Stock-Based Compensation Expense	-	-	(1,415)	4,277	(1,415)
Non-GAAP Operating Income/Margin	$351,383	$295,205	$270,692	$1,165,743	$908,194
Percent of Revenue	35.9%	34.2%	33.2%	33.9%	31.8%

GAAP Other Expense (Income)	$3,953	$5,791	$11,231	$20,727	$23,139
Percent of Revenue	0.4%	0.7%	1.4%	0.6%	0.8%
Acquisition-Related Debt Costs	-	-	(4,823)	-	(6,336)
Non-GAAP Other Expense	$3,953	$5,791	$6,408	$20,727	$16,803
Percent of Revenue	0.4%	0.7%	0.8%	0.6%	0.6%

GAAP Diluted EPS	$0.30	$0.68	$0.34	$2.20	$1.98
Impact of Loss on Extinguishment of Debt	-	-	-		-
Other Operating Expense	0.71	-	-	0.71	-
Hittite Operations	-	-	-	-	-
Acquisition-Related Expenses	0.06	0.08	0.25	0.30	0.27
Acquisition-Related Transaction Costs	-	0.02	0.01	0.03	0.05
Acquisition-Related Debt Costs	-	-	0.01	-	0.01
Acquisition-Related Tax Impact	-	(0.00)	(0.02)	(0.01)	(0.02)
Restructuring-Related Expense	-	-	0.09	-	0.10
Stock-Based Compensation Expense	-	-	-	0.01	-
Impact of Reversal of Prior Period Tax Liabilities	(0.04)	-	-	(0.04)	-
Impact of the Reinstatement of the R&D Tax Credit	-	-	-	(0.02)	-
Non-GAAP Diluted EPS (1)	$1.03	$0.77	$0.69	$3.17	$2.39

(1) The sum of the individual per share amounts may not equal the total due to rounding

Analog Devices, Fourth Quarter, Fiscal 2015

Schedule F
SUPPLEMENTAL CASH FLOW MEASURES (Unaudited)
See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our supplemental cash flow measures.
(In thousands)

	Three Months Ended			Twelve Months Ended
	4Q 15	3Q 15	4Q 14	FY 15	FY 14
	Oct. 31, 2015	Aug. 1, 2015	Nov. 1, 2014	Oct. 31, 2015	Nov. 1, 2014
Net cash provided by operating activities	$197,975	$197,139	$262,263	$907,798	$871,602
Non-GAAP adjustments:
Pension conversion payments	223,672	-	-	223,672	-
Adjusted cash flows from operations	$421,647	$197,139	$262,263	$1,131,470	$871,602
Capital expenditures	(45,807)	(35,164)	(43,417)	(153,960)	(177,913)
Adjusted free cash flow	$375,840	$161,975	$218,846	$977,510	$693,689

% of revenue	38.4%	18.8%	26.9%	28.5%	24.2%

CONTACT:
Analog Devices, Inc.
Mr. Ali Husain, 781-461-3282 (phone)
781-461-3491 (fax)
Treasurer and Director of Investor Relations
investor.relations@analog.com